EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Inuvo, Inc. on Form S-3 to be filed on or about February 6, 2026 of our report dated February 27, 2025, on our audits of the consolidated financial statements as of December 31, 2024 and 2023 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed February, 27, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

February 6, 2026